EXHIBIT 10.53
LEASE
between
Novint Technologies, Inc.
a DE corporation
as Tenant
and
The Shops at Westpark, LLC
A New Mexico limited liability company
as Landlord
dated May 29, 2007

LEASE
     This LEASE is made as of the 29th day of May, 2007, by and between The Shops at Westpark, L C, a New Mexico limited liability company (“Landlord”), and Novint Technologies, Inc., a DE corporation (“Tenant”). The date this Lease is executed and delivered by both parties hereto shall be referred to hereinafter as the “Execution Date.”
WITNESSETH:
     That for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Leased Property. Landlord demises and leases to Tenant and Tenant leases and takes from Landlord all those certain “Premises” consisting of approximately 4323 square feet a floor plan of which is depicted on Exhibit A attached hereto of the Building commonly known as Suite B. The “Building” as that team is used herein shall mean the existing 11,312 square foot building existing on the “Land” located at 4601 Paradise, Albuquerque, New Mexico as depicted on Exhibit B attached hereto.
     2. Common Areas. Landlord grants Tenant a nonexclusive license for the Term to use the parking areas, roadways, pedestrian sidewalks, driveways, landscape areas, public washrooms and all other areas and facilities in the Building and on the Land provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant and other tenants in the Building (“Common Areas”).
     3. Lease Term. The Commencement Date shall be the later of September 1, 2007 or upon substantial completion of the Work Improvements (as defined herein below in Section 8) and delivery of the Premise by Landlord to Tenant. The Term of the Lease shall commence on the Commencement Date, and, unless earlier terminated in accordance with applicable provisions, shall be for a period of five (5) years; provided, however, that if the Commencement Date is other than the first day of a calendar month, the Main Term shall expire on the last day of the calendar month which is five (5) years after the Commencement Date. The term “Lease Year” shall mean each successive period of twelve (12) consecutive calendar months, commencing on the Commencement Date. SEE PARAGRAPH 33
     4. Rent.
          (a) Tenant agrees to commence the payment of base rent (“Base Rent”) for the Premises in the amounts and in the manner specified hereunder, commencing on the Commencement Date. Tenant shall pay Base Rent in equal monthly installments, in advance on the first day of each calendar month succeeding the Commencement Date throughout the Term, with appropriate proration for any partial calendar month or Lease Year, to the address given for Landlord in Paragraph 30 hereof, unless and until thirty (30) days after Landlord shall give Tenant written notice of a change of address or of the party to whom such rents shall be payable. Base Rent shall be paid pursuant to the following schedule:

Lease Years 1 through 5	$19.95 per square foot	$86,243.85 per year
$7,186.99 per month
     For the purposes of Rent computation the Premises consists of 4323 square feet.
          (b) Base Rent and all other sums and charges required to be paid by Tenant under this Lease (such other sums and charges, “Additional Rent”) shall be deemed “rent” for all purposes of this Lease and are herein sometimes referred to collectively as “Rent.”
          (c) Upon execution of this Lease, Tenant shall submit to Landlord the sum of Fourteen Thousand Three Hundred Seventy-Three and 98/l00ths Dollars ($14,373.98), which shall consist of the first months Base Rent ($7,186.99) and Security Deposit ($7,186.99).
          (d) If Tenant shall fail to pay any Rent within ten (10) days after the same is due, Tenant shall be obligated to pay a late payment charge equal to the greater of $100 dollars or ten percent (10%) of the Rent payment not paid when due to reimburse the Landlord its administrative costs. In addition, any Rent which is not paid within ten days after the same is due shall bear interest at the Default Rate from the date first due until paid.
     5. Operating Expenses.
          (a) In addition to Base Rent, beginning on the Commencement Date, Tenant will pay Tenant’s share of the Building’s Operating Expenses. “Tenant’s Share” of the Building’s Operating Expenses is equal to the Premises square footage divided by the Building’s total square footage. Tenant’s Share shall initially be 38.22%.
          (b) The term “Operating Expenses” as used herein shall mean all expenses, costs and disbursements (but not replacement of capital investment items nor specific costs specially billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and. operation of the Building, including but not limited to, the following:
     (1) Wages and salaries of all employees engaged in operation and maintenance, or security, of the Building and personnel who may provide traffic control relating to ingress and egress to and from the Building to, the adjacent public streets, to the extent such control is consistent with ordinary office and retail operations. All taxes, insurance and benefits relating to employees providing these services shall be included.

     (2) All supplies and materials used in operation and maintenance of the Building.
     (3) Cost of all utilities for the Building including the cost of water and power, heating, lighting, air conditioning and ventilating for the Building.
     (4) Cost of all maintenance and service agreements for the Building and the equipment therein, including, but not limited to alarm service, window cleaning and elevator maintenance if applicable.
     (5) Cost of all insurance relating to the Building, including, but not limited to the cost of casualty and liability insurance applicable to the Building and Landlord’s personal property used in connection therewith.
     (6) All taxes and assessments and governmental charges (excluding special assessments for capital improvements such as streets, sidewalks and sewer), whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Leased Premises or by others, subsequently created or otherwise, and any other taxes and assessments (excluding special assessments for capital improvements such as streets, sidewalks and sewer) attributable to the Building or its operation or to the Land, together with the allocation paid by Landlord of such taxes, assessments, and charges (excluding special assessments for capital improvements such as streets, sidewalks and sewer and federal, state, local or other income taxes of Landlord , which shall be paid by Landlord), attributable to the tracts of land designated from time to time by Landlord as common area or common areas for the benefit of occupants of the Building. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that same exceed Building standard allowances.
     (7) Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant).
     (8) Amortization of the cost of installation of capital investment items which are primarily for the purpose of reducing operating costs or which may be required by governmental authority. All such costs shall be amortized over the reasonable life of the capital investment items by an additional charge to be added to Rents and paid by Tenant as additional rent, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Building, provided that the expected salvage value shall be considered in determining the amortization schedule for items whose useful life would ordinarily extend beyond the useful life of the building.
     (9) All landscape maintenance costs for the Land, together with the allocation paid by Landlord of landscape maintenance and all other maintenance costs for the portion of the Land designated from time to time by Landlord as common area or areas for the benefit of occupants of the Building.
     (10) Any lease or other payments made by Landlord for any equipment used in the operation and maintenance of the Building.
     (11)
     (12) Management fees and expenses to Landlord, its affiliate or a designated third party manager to pay for the cost of the proper maintenance and operation of the Building, but only to the extent not exceeding usual, reasonable and customary fees and expenses for such services in arms length transactions concerning similar properties in the area.
          (c) Real and personal property taxes and assessments (and any tax levied in whole or in part in lieu of or in addition to real property taxes) will be included as Operating Expenses in the year in which they become due and payable (provided that they are paid by Landlord in that year).
     (1) Notwithstanding the foregoing, Tenant shall not be obligated to pay any inheritance tax, gift tax, transfer tax, franchise tax, income tax (based on net income), profit tax or capital levy imposed upon Landlord.
     (2) Tenant will promptly pay when due all personal property taxes on Tenant’s personal property in the Premises and any other taxes payable by Tenant the non-payment of which might give rise to a lien on the Premises or Tenant’s interest in the Premises.
          (d) In addition to Base Rent, Tenant will pay to Landlord on the first day of each month an amount equal to 1/12 of the product of Tenant’s Share multiplied by the Estimated Operating Expenses. The Estimated Operating Expenses shall mean Landlord’s reasonable estimate of Operating Expenses in each calendar year. The monthly amount to be paid by Tenant as Tenant’s Share shall initially be $1,080.75. At the end of each calendar year, or as soon after as practicable, Landlord will deliver to Tenant a statement reflecting the actual Operating Expenses for the year and the Estimated Operating Expenses for the upcoming year. In the event that the Tenant’s

Share of the Operating Expenses for the year exceeded the amount collected by Landlord, Tenant shall pay to Landlord the difference as additional rent within thirty (30) days after receipt of notice from Landlord. In the event that the actual Operating Expenses were less than the amount collected from all tenants, such balance shall be refunded to Tenant within thirty (30) days after delivery of the Landlord’s statement. In the event Tenant disagrees with Landlord’s computation, Tenant may request to review Landlord’s records which were used to in. the computation of the Operating Expenses. Such review shall take at Landlord’s offices at a time reasonably acceptable to both parties. Any such review shall be at Tenant’s sole cost and expense unless review indicates that Landlord’s computation of Operating Expenses resulted in assessed charge more than 5% greater than actual, in which case Landlord shall also reimburse Tenant for its costs and expenses of conducting such review.
     6. Maintenance, Repairs and Replacement.
          (a) Except (i) for repair or replacement the need for which arises from the grossly negligent acts or omissions or willful misconduct of Landlord (or its agents, employees or contractors), or (ii) as otherwise set forth in this Lease, Tenant shall be solely responsible for maintenance of the non-structural elements of the Premises. Tenant’s obligations hereunder shall include, but not be limited to, repairs and/or replacements to plumbing, heating, electrical and air conditioning systems which exclusively serve the Premises. Replacement of said equipment shall be Tenant’s responsibility only to the extent that the Tenant has failed to adequately maintain said equipment, All maintenance, repairs and replacements shall be conducted in a good and workmanlike manner at such times as shall be necessary or appropriate to maintain the condition and appearance of the Premises in a good and sightly condition normal wear and tear excepted.
          (b) Except as otherwise specifically set forth in this Lease, this Lease shall be a completely net lease and Tenant shall pay to Landlord, net throughout the Term, the Rent and all other sums required to be paid by Tenant pursuant to this Lease, free of any offset, abatement, or other deduction, except as expressly provided in this Lease, and without notice, and Landlord shall not be required to make any payment of any kind whatsoever with respect to the Premises after delivery of the Premises to Tenant, except as expressly provided in this Lease.
     7. Payment of Utility Bills. Tenant will have all utilities to the Premises assessed in Tenant’s name to the extent possible, and will pay directly to the appropriate utility company or governmental agency, when due, all bills for gas, water, sanitary sewer, electricity, telephone and other public or private utilities used by Tenant.
     8. Work Improvements and Alterations. Prior to the Commencement Date, the work improvements as listed on the Landlord’s work letter (the “Work Improvements”) attached hereto as Exhibit C shall be completed by Landlord. Tenant shall have five (5) days in which to review and reasonably approve any construction drawings submitted to Tenant by Landlord or on behalf of Landlord, in addition, Tenant shall have reasonable input with regard to paint, carpets and other such items; provided, however, Landlord shall have the final decision making authority for all aspects of the Work Improvements. In the event Tenant does not object to such construction drawings within 5 days, the construction drawings shall be deemed approved. The construction drawings will be substantially completed in accordance with Exhibit C. Landlord shall provide Tenant with a tenant work improvement allowance of $108,075 or $25.00 per square foot (“Tenant’s Work Improvement Allowance”) to complete the Work Improvements, In the event that Tenant elects to change the Work Improvements, Landlord may charge an additional reasonable fee for any additional services required of Landlord as a result of such changes to the Work Improvements. Landlord will provide up to an additional $21,615.00 tenant work improvement allowance (the “Additional Tenant’s Work Improvement Allowance”), upon the written request of Tenant. Any Additional Tenant’s Work Improvement Allowance will be amortized over the initial Term at an annual interest rate of seven percent (7.00%) and repaid to Landlord monthly as Additional Rent over the initial Term of this Lease, excluding any Option Periods. In the event that the actual cost of the Work Improvements exceeds the Tenant Work Improvement Allowance and the Additional Tenant’s Work Improvement Allowance, Tenant shall be responsible to pay, or reimburse Landlord, for such excess within thirty (3O) days of written notice from Landlord setting forth in detail the costs, provided that Landlord informed Tenant of the likelihood of the cost overage promptly upon Landlord’s becoming aware of such condition.
     The Work Improvements set forth on Exhibit C shall be completed by Landlord’s contractor(s). The lowest bid on each work item will be awarded the contract unless Tenant, with Landlord’s consent and recommendation, opts to accept an alternate bid. During the Term, Tenant shall not have the right to make any further alterations or modifications to the Premises without Landlord’s prior written authorization. Tenant shall make such request in writing (the “Work Request”) and simultaneously furnish Landlord reasonable description of the proposed work to be done. If the cost of the Work Request exceeds $5,000.00 or affects the structure of the Building, plans and specifications for such work shall be provided to Landlord simultaneously with the Work Request. Landlord may require that Tenant place in escrow funds sufficient to pay for all work or obtain a payment bond with Landlord named as an additional payee. In the event Landlord approves such request, without cost or expense to Landlord, Landlord shall cooperate with. Tenant in obtaining any and all licenses, building permits, certificates of occupancy or other governmental approvals (excluding changes in zoning districts or special use permits, the pursuit of which shall be subject to Landlord’s consent, which consent shall not be withheld if the requested change or permit would not prohibit or make subject to additional conditions or approvals any use allowed on the Premises or on any other property of Landlord prior to such change, permit, or variance) which may be required in connection with any such modifications or alterations, and Landlord shall execute, acknowledge and deliver any documents reasonably required in furtherance of such purposes. Landlord, at its option, may place notices of non-responsibility on the Premises prior to the commencement of any further alterations or modifications to the Premises by Tenant.

          (c) Notwithstanding anything to the contrary contained in this Lease, Tenant, through is employees, agents, contractors, subcontractors or any other representative shall not cause or permit any work to be done, at anytime, which would result in any warranty being invalidated, including without limitation any roof warranty. Prior to any roof work or roof penetration, detailed plans which include weight tolerances and exact locations of improvements to be placed on the roof shall be delivered to Landlord for review and approval. In the event Tenant through its employees, agents, contractors, subcontractors or any other representative causes or permits any warranty to be invalidated, Tenant shall fully indemnify Landlord for the value of the warranty.
     9. Mechanics’ Liens. Tenant covenants that it will not permit any lien to be filed against the Premises as a result of nonpayment for, or disputes with respect to, labor or materials furnished to the Premises for or on behalf of Tenant or any party claiming by, through, or under Tenant, nor shall Tenant permit any judgment, lien or attachment to lien, as applicable, against the Premises resulting from Tenant’s (including contractors, subcontractors, employees of any other agent of Tenant’s or persons acting on Tenant’s behalf) actions. Should any lien of any nature arise out of Tenant’s (including contractors, subcontractors, employees of any other agent of Tenant’s or persons acting on Tenant’s behalf) actions, including but not limited to the foregoing, be filed against the Premises, Tenant shall, within thirty (30) days after receipt of written notice of such lien, cause said lien to be removed, or otherwise protected against execution during good faith, contest, by posting a bond therefor in accordance with applicable law, or securing removal of such lien in another method reasonably acceptable to Landlord. The obligations under this Paragraph 10 shall survive termination of this Lease or expiration of the term hereof.
     10. Insurance.
          (a) Property Damage. Landlord shall keep in full force and effect a policy of all risk or special form property insurance and extended coverage covering loss or damage to the Building in the amount of fall replacement cost of the Building and with a deductible not greater than $50,000.00. Such policy shall include additional coverage for loss of rent/loss of income. The premium for such coverage shall be an Operating Expense.
          (b) Liability Insurance. During the Term, Tenant shall keep in full force a policy of commercial general liability insurance with bodily injury and property damage coverage with respect to the Premises and lousiness operated by Tenant, which shall name Landlord and Landlord’s first Mortgagee, if any, as additional insureds as their respective interests may appear. The limits of such commercial general liability policy shall be not less than $3,000,000.00 combined single limit for bodily injury and property damage, with a maximum deductible of $25,000.00, and shall include contractual liability or assumption of risk coverage. Tenant will also require any contractor performing work on the Premises in accordance with Paragraph 9 to name Landlord as an additional insured with respect to the contractor’s general liability insurance policy and a certificate of said insurance shall be provided with this endorsement prior to the commencement of construction.
          (c) Workers’ Compensation Insurance. To the extent required by law, Tenant shall maintain workers’ compensation insurance covering its respective employees in statutory limits.
          (d) Automobile Liability. Tenant shall maintain at all times during the Term automobile liability insurance covering liability arising out of the use of (i) all Tenant owned vehicles, (ii) all vehicles hired or leased by Tenant and (iii) all non-owned and borrowed vehicles.
          (e) Form of Policies. All insurance required by this Paragraph 10 shall be with insurers licensed or otherwise permitted to conduct business in the State of New Mexico. Any insurance hereunder may be provided under blanket policies of insurance, provided that each policy shall provide that the minimum, coverage amounts specified hereunder shall be available following an insured loss at the Premises, notwithstanding losses at other properties or facilities owned or operated by Tenant. All property insurance pertaining to property on the Premises maintained by Tenant shall name Tenant as insured and Landlord as additional insured, as their interests may appear, and, so long as the Premises are mortgaged pursuant to a Mortgage, shall be subject to a standard mortgagee clause in favor of Landlord’s Mortgagee. All other insurance pertaining to the Premises shall be in the name of Tenant, and shall name Landlord and any first Mortgagee as additional insureds.
          (f) Policy Provisions. All policies of insurance (other than self- insurance) enumerated above shall be provided by insurance carriers with a Best rating of not less than A- XIII; provided, however, that if the rating of any such insurer falls below such level, such rating reduction shall not constitute a default hereunder provided all renewals of such policies shall be with carriers with a Best rating of not less than A- XIII at the time of such renewal. All such policies shall be written as primary policies not entitled to contribution from, nor contributing with, any coverage that Landlord may carry. An increased coverage or “umbrella” policy may be provided and utilized by either party to increase the coverage provided by individual or blanket policies in lower amounts, and the aggregate coverage provided by all such policies with respect to the Premises and Tenant’s liability hereunder shall be satisfactory provided that such policies otherwise comply with the provisions of this Paragraph 10 and the coverage afforded to Landlord and other insured persons is not diminished by reason of the use of such blanket or umbrella policy.
          (g) Waiver of Right of Recovery and Subrogation. With respect to any loss covered by insurance or required to be covered by insurance hereunder, Landlord and Tenant hereby waive any and all rights of recovery against each other for any loss or damage to the Premises or the contents contained therein, or for loss of income on account of fire or other casualty, or for injury sustained on the Premises; and each party’s aforesaid policies of insurance shall, to the extent available, contain appropriate provisions recognizing this mutual release and waiving all rights of subrogation by the respective insurance carriers. If such waiver of subrogation shall be obtainable only at a premium over that chargeable without such waiver, the party whose insurance carrier charges such additional premium agrees to pay such additional premium. (or, if the policy in question covers property in addition to the Premises, then the portion of the additional premium attributable to the Premises).
          (h) Evidence of Insurance. At the Commencement Date and no less than annually thereafter, Tenant shall cause to be issued to Landlord certificates of insurance evidencing compliance with the applicable covenants of this Paragraph 11. Each such certificate shall provide that no expiration, cancellation or material change in the insurance evidenced thereby shall be effective unless thirty (30) days’ notice of such expiration, cancellation or material change shall have been given to the certificate holder (and any Mortgagee, if applicable).
          (i) Indemnities. Except if arising from the negligent or willful acts of Landlord or its agents or employees (to the extent that Paragraph 11(g) is inapplicable thereto), Tenant hereby agrees to indemnify, defend and hold Landlord harmless from all claims, costs, liability, damage or expense, including reasonable attorneys’ fees and court costs at trial and all appellate levels, for any death, damage or injury to persons or property occurring on the Premises, or resulting from or relating to Tenant’s use thereof.
     11. Damages by Fire or Other Casualty.
          (a) In the event of a fire, earthquake or other casualty, causing destruction or damage to the Premises, which casualty occurs during the first three (3) Lease Years, or in the event of such a casualty occurring after the end of the fourth Lease Year that is riot a Threshold Event, as hereinafter defined, this Lease shall not terminate except as expressly set forth herein. If the Premises are unsuitable for use as offices and retail space, then Rent and other charges shall not be due from Tenant until the Premises are made suitable for such use. Within a reasonable time after such casualty, subject to Force Majeure, applicable building codes, the procurement of building permits and the receipt of insurance proceeds to the extent of the damage to the Premises, as applicable, Landlord shall complete reconstruction of the Premises to that condition existing immediately prior to such casualty, except that Landlord shall have no obligations to reconstruct any Tenant alterations to the Premises. All such reconstruction and repair shall be done by Landlord lien-free and in a good and workmanlike manner consistent with the quality of labor and materials used in originally constructing the Improvements and in accordance with all applicable law (“Landlord Repair”). Notwithstanding anything herein to the contrary, Landlords obligation to reconstruct the Premises shall be limited to the amount of insurance proceeds actually received by Landlord plus the amount of the Landlord’s deductible under the policy required in Section 11(a) of this Lease. If Landlord does not repair the Premises in accordance with the Landlord Repair provision above, regardless of the cost and the amount of insurance coverage, within 6 months after receipt of all required government permits, Tenant shall have the right to terminate this Lease upon thirty (30) days written notice to Landlord. All insurance proceeds received on account of such damage or destruction (excluding proceeds attributable to business income coverage), shall he applied pursuant to the terms of this Lease to the payment of the cost of such restoration, repair, replacement, rebuilding, or alteration (the “Work”), including expenditures made for demolition, temporary repairs or for the protection of property pending the completion of permanent restoration, repair, replacement, rebuilding, or alteration.
          (b) In the event of a fire, earthquake or other casualty, causing destruction or damage to the Premises that is a Threshold Event, either Landlord or Tenant shall have the option of terminating this Lease. A party electing to terminate this Lease shall notify the other party of its exercise of such option within sixty (60) days following the occurrence of such casualty. In the event neither party elects to terminate this Lease as set forth above, then Rent and other charges shall continue to be paid by Tenant and, subject to Force Majeure, within two hundred forty (240) days after receipt by Landlord of the required governmental permits for restoration, for which permits Landlord shall make prompt application following such destruction or damage, and insurance proceeds with regard to such damage or destruction, Landlord shall complete reconstruction of the Premises to that condition existing immediately prior to such casualty, except that Landlord shall have no obligations to reconstruct any Tenant alterations to the Premises, A “Threshold Event,” as that term is used herein, shall mean a the, earthquake, or other casualty, causing destruction or damage to the Improvements having a repair and reconstruction cost of (A) fifty percent (50%) or greater of the then fair market value the Premises, with respect to casualties occurring after the end of three (3) Lease Years, or (B) twenty five percent (25%) of the then fair market value of the Premises, with respect to casualties occurring after the end of the fourth (4th) Lease Year.
     12. Condemnation.
          (a) Definition of Taking and Substantial Taking. For the purpose of this Lease, a “Taking” shall mean any condemnation or exercise of the power of eminent domain by any authority vested with such power or any other taking for public use, including a private purchase in lieu of condemnation by an authority vested with the power of eminent domain; the “Date of Taking” shall mean the earlier of the date upon which title to the Premises or any portion thereof or any right appurtenant thereto so taken is vested in the condemning authority or the date upon which possession of the Premises or any portion thereof is taken by the condemning authority; and “Substantially All of the Premises” shall mean so much of the Premises or the rights appurtenant thereto as, when taken, leaves the untaken portion unsuitable in Tenant’s reasonable opinion for the continued feasible and economic operation of the Premises by Tenant for the same purposes as immediately prior to such Taking or as contemplated herein.
          (b) Tenant’s Rights Upon Substantial Taking. Each party agrees to furnish the other a copy of any notice of a threatened or proposed Taking received by such party. In the event of a Taking of Substantially All of the Premises, Tenant, at its option upon thirty (30) days’ written notice to Landlord, which shall be given no later than sixty (60) days following the Taking, shall have the right to terminate this Lease. All

Rent and other sums payable by Tenant hereunder shall be apportioned and paid through and including the Date of Taking, and neither Landlord nor Tenant shall have any rights in any compensation or damages payable to the other in connection with such Taking.
          (c) Tenant’s Rights Upon Less Than Substantial Taking. In the event of a Taking of less than Substantially All of the Premises, Rent and other charges shall be reduced fairly and equitably in accordance with the portion condemned or taken, effective as of the Date of Taking, and Tenant shall make all necessary restorations to the Improvements so that the portions of the Improvements not taken constitute a complete architectural unit, provided that the cost thereof to Tenant shall not exceed the proceeds of Tenant’s condemnation award (to the extent that such relates to the Improvements and not to Tenant’s personal property, intangibles or out-of-pocket expenses unrelated thereto) and the portion of Landlord’s award allocable to the Premises (excluding any portion thereof paid in compensation for loss of income or reduction of future rents), which Landlord shall make available to Tenant for such restoration. If such funds exceed $50,000 and if required by a Mortgagee or by Landlord, such awards shall be escrowed and disbursed in accordance with the procedure set forth herein. If any Taking occurs within the last Lease Year of the Main Term or of any Option Period and has a material impact on Tenant’s ability to conduct business, this Lease shall terminate at Tenant’s option, such option to be exercised by Tenant giving not less than thirty (30) days’ prior written notice to Landlord, such notice to be given not more than sixty (60) days after Tenant’s receipt of notice of the impending Taking.
          (d) Rights Upon Temporary Taking. Notwithstanding the foregoing, in the event of a Taking of the Premises or any portion thereof, for temporary use (specifically one not exceeding one hundred eighty (180) days in duration), without the taking of the fee simple title thereto, this Lease shall remain in Buhl force and effect. All awards, damages, compensation and proceeds payable by the condemnor by reason of such Taking relating to the Premises for periods prior to the expiration of the Lease shall be payable to Tenant. All such awards, damages, compensation and proceeds for periods after the expiration of the Lease shall be payable to Landlord. Anything contained in this subparagraph (d) to the contrary notwithstanding, a temporary Taking for any period in excess of one hundred eighty (180) days may, at Tenant’s option, be deemed a permanent Taking and shall be governed by subparagraph (b) or (c) above, as applicable.
          (e) Tenant’s Right Upon Condemnation. In the event of a Taking described in subparagraph (b) or (c) above, Tenant shall be entitled to claim compensation from the condemning authority for the value of its unamortized leasehold improvements paid for by Tenant, relocation expenses and any other items to which Tenant is entitled under applicable law, provided Tenant obtains a separate award therefor and provided, further, that Tenant shall not be entitled to any compensation for the value of its leasehold estate unless and to the extent Landlord recovers the fair market value of the Land plus the amount of the Tenant Improvement Allowance.
     13. Assignment and Subletting. Tenant shall have the right to sublet, assign, transfer, reassign and grant concessions or licenses (any one, a “Transfer”) in all or any part of the Premises and any of Tenant’s rights and obligations under this Lease during the Term, with Landlord’s prior consent which shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may Transfer the Premises or any right thereto to a closely related affiliate without Landlord’s prior consent. Notwithstanding anything to the contrary contained herein, in the event of such a Transfer, Tenant shall remain liable for all of Tenant’s obligations to Landlord arising hereunder.
     Any instrument effecting an assignment or subletting of this Lease by Tenant shall be executed by Tenant and the assignee or sublessee. Each assignee for the benefit of Landlord, shall agree to assume, be bound by, and perform all terms, covenants, and conditions of this Lease to be kept and performed by Tenant. After execution of the assignment or sublease, Tenant will forward a completed copy thereof to Landlord.
     14. Use. Tenant shall have the right to use the Premises as offices and for retail space.
     15. Warranties and Representations.
          (a) Landlord represents, warrants and covenants to Tenant that:
          (i) Quiet and Peaceful Environment. Landlord and those persons executing this Lease on its behalf have the right and lawful authority to enter into this Lease and perform Landlord’s obligations hereunder, and Landlord warrants, represents and covenants that, so long as Tenant is not in default hereunder beyond any applicable cure period, Tenant shall have quiet and peaceful use, enjoyment and occupancy of the Premises, subject to the terms of this Lease.
          (ii) Title. Landlord’s fee simple interest in the Premises is free and clear of any mortgages, deeds, encumbrances, declarations, easements, agreements, leases, tenancies or restrictions, or any other encumbrances which would restrict Tenant’s use of the Premises, other than restrictions and conditions arising from governmental laws, regulations, and ordinances applicable to the Premises, and the terms and conditions of this Lease.
          (iii) Certificate of Authority. Landlord covenants that it is a duly constituted limited liability company under the laws of the State of New Mexico and is duly authorized to transact business in the State of New Mexico, and that the officer or member of the Landlord who is acting as its signatory in this Lease is duly authorized and empowered to act for and on behalf of Landlord.
          (iv) Intentionally deleted.
          (v) Hazardous or Toxic Materials. Landlord represents and warrants that to the best of its knowledge, the Land is free of Hazardous Substances in amounts which are in violation of applicable environmental laws

(as defined below) except for any substances owned, or placed on the Premises, by Tenant in the conduct of its business.
          (b) Tenant represents, warrants and covenants to Landlord that:
               (i) Tenant’s Authority. Tenant is a duly constituted corporation organized under the laws of the State of ___; it has the power to enter into this Lease and perform Tenant’s obligations hereunder; and the person executing this Lease on Tenant’s behalf has the right and lawful authority to do so. Tenant has furnished Landlord prior hereto with evidence of (a) the existence of Tenant, (b) Tenant’s qualification to do business in New Mexico, and (c) the authority of the undersigned to bind Tenant as contemplated herein.
               (ii) Tenant’s Warrant as to Hazardous or Toxic Materials.
          (A) Tenant hereby covenants that Tenant shall not cause or permit any “Hazardous Substances” (as hereinafter defined) to be placed, held, located or disposed of in, on or at the Premises or any part thereof except in accordance with all applicable laws, statutes, ordinances, and regulations.
          (B) Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, damages, injuries, expenses, including reasonable attorneys’ fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person or entity or governmental agency as a result of the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, the Premises of any Hazardous Substance, provided, however, that the foregoing indemnity is limited to matters arising solely from Tenants violation of the covenant contained in Paragraph (A) above in this Paragraph 16(b)(ii).
          (C) For purposes of this Lease, “Hazardous Substances” shall mean and include those elements or compounds which are contained in the list of hazardous substances now or hereafter adopted by the United States Environmental Protection Agency (the “EPA”) or the list of toxic pollutants designated by Congress or the EPA or which are now or hereafter defined as hazardous, toxic, pollutants, infectious or radioactive by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect. “Hazardous Substances,” for the purposes of this Paragraph 16, shall include petroleum products, asbestos, and polychlorinated biphenyls, and underground storage tanks unless installed, maintained, and closed in compliance with all applicable laws.
          (D) In the event Hazardous Substances are present on the Premises in violation of Tenant’s covenant in Paragraph 16(b)(ii) hereof, and Tenant fails to clean up; remove, resolve, minimize the impact of, or otherwise remediate such contamination in compliance with all applicable laws and regulations and to obtain a “no further action” or similar closure letter from the governmental authorities with jurisdiction over such Hazardous Substances permitting the development and use of the Premises as contemplated herein without further remediation (collectively, “Remediate”), then Landlord shall have the right, but not the obligation, thirty (30) days after notice to Tenant and Tenant’s failure to Remediate, or, if Tenant cannot Remediate within thirty (30) days, then upon Tenant’s failure to commence preparation of a plan to Remediate within such thirty (30) day period and diligently pursue the approval of such plan and the completion of the remediation work authorized by the approved plan to completion, to enter upon the Premises to Remediate such contamination. Notwithstanding the foregoing, in no event shall Tenant be afforded more than two (2) years after the approval of Tenant’s remediation plan by the appropriate governmental agency or agencies, or any shorter time required for the completion of such remediation by the agencies in granting such approval, to complete such remediation. Tenant agrees to commence preparation of such plan promptly upon receipt of notice that such Hazardous Substances are present, to apply for approval of such plan promptly, and to pursue such approval diligently. All reasonable costs and expenses incurred by Landlord in the exercise of any such rights, including but not limited to attorneys’ fees, consultants’ fees, and court costs, which costs and expenses result from Tenant’s violation of the covenants contained herein, shall be deemed Additional Rent under this Lease and shall be payable by Tenant upon demand. In the event that any remediation continues after the Term of this Lease, Tenant shall be obligated to continue to pay Rent in an amount equal to 150% of the Rent paid on the last day of the Lease Term.
          (E) Tenant shall furnish Landlord not less than six (6) months prior to the expiration of the Term with a written notice that Tenant is not aware of the existence of Hazardous Substances on the Premises, or if Tenant is aware of any such Hazardous Substances, with a description of the extent and location of such contamination. If such contamination is required to be Remediated by Tenant under the terms of this Lease, Tenant shall complete the Remediation prior to the expiration of the Term of the Lease.
               (iii) Tenant Financial Condition. Tenant is not presently in the process of, or contemplating, filing any petition under any section or chapter of the Federal Bankruptcy Code. Tenant is not currently insolvent and is not aware of any pending or potential claim, obligation, transaction, or other occurrence that would render Tenant insolvent. A receiver has not been appointed for any of Tenant’s assets and Tenant is unaware of potential claim, obligation, transaction, or other occurrence that would result in a receiver being appointed for any of Tenant’s assets. Tenant is not contemplating or aware of any anticipated, pending or potential transaction, claim, assignment, or obligation that would result in a decrease in the current net worth of Tenant in excess of twenty percent (20%).
          (c) In the event there is a condition at variance with the foregoing representations and warranties of either party, or if either party shall default in the observance or performance of any of the foregoing representations and warranties, then, in addition to such other remedies as may be accorded to the non-breaching party at law, in equity, or under the terms of this Lease, the non-breaching party may, in addition to its other remedies under this Lease, after thirty (30) days’ notice to the breaching party, obtain an injunction or writ of specific performance to enforce such term or covenant, the parties hereby acknowledging the inadequacy of the non-breaching party’s legal remedy and the irreparable harm which would be caused to such party by any such variance or default. In addition, in the event that any of the representations, warranties and covenants set forth in this Paragraph 16 are untrue or incorrect, or in the event that either party suffers any loss, cost, liability or damage as a result of the breach of any of such covenants, representations and warranties, the breaching party shall defend, indemnify and hold the other party harmless from any of such loss, costs, attorneys’ fees, liability or damage incurred as a result of the breaching party’s breach hereunder.
     16. Estoppel Certificates. Without charge, at any time and from time to time hereafter, within ten (10) days after receipt of written request by either party, the other party shall certify, by written and duly executed instrument, to any other person or entity (“Person”) specified in such request: (a) as to whether this Lease has been supplemented or amended, and, if so, the substance and manner of such supplement or amendment; (b) as to the validity, force and effect of this Lease, to the certifying party’s best knowledge; (c) as to the existence of any default hereunder, to the certifying party’s best knowledge; (d) as to the existence of any offsets, counterclaims, or defenses hereto claimed by such certifying party, to the certifying party’s best knowledge; (e) as to the commencement and expiration dates of the Term; and (f) as to any other factual matters which may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any Person to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same. Tenant agrees to execute and deliver to Landlord and its Mortgagee a tenant estoppel certificate in a reasonable form as shall be requested by such Mortgagee.
     17. Subordination Non-Disturbance and Attornment. Within thirty (30) days of receipt of a request from. Tenant, Landlord shall deliver to Tenant with regard to any and all Mortgages (as defined below) encumbering the Premises that are superior in interest to this Lease, a non-disturbance and attainment agreement in a reasonable executed by the holder of such Mortgage (“Mortgagee”). In addition, throughout the term, upon request from Landlord or its Mortgagee, Tenant agrees to execute and deliver to Landlord and its Mortgagee a non-disturbance and adornment agreement in a reasonable form executed by the Mortgagee (as applicable) with regard to all future Mortgages that are subordinate in interest to this Lease and with regard to all renewals, modifications, replacements and extensions of such Mortgages. Upon Tenant’s receipt of the non-disturbance and attornment agreement, this Lease shall be subordinate to the corresponding Mortgage in accordance with the terms of said agreement. As used in this Paragraph 18, the term “Mortgage” shall mean any mortgage, deed to secure debt, deed of trust, trust deed or other collateral conveyance of, or lien or encumbrance against, the Premises.
     In the event of a foreclosure of any Mortgage, Tenant shall atom to a Mortgagee or any purchaser at a foreclosure sale (any such foreclosure, or deed in lieu thereof, shall be referred to as a “Foreclosure”) of a Mortgage only if such Mortgagee or purchaser executes a nondisturbance and attornment agreement in a reasonable form.
     18. Change of Landlord. In the event Landlord’s interest in the Premises passes to a successor (the “Successor”) by sale, lease, Foreclosure or in any other manner, and such Successor is bound unto Tenant as was the Landlord under this Lease, then Tenant shall be bound to the Successor under all of the terms of this Lease for the balance of the Term with the same force and effect as if the Successor were Landlord under the Lease, and Tenant hereby agrees to attorn to the Successor as its Landlord, such attornment to be effective upon written notice thereof given by Landlord to Tenant. In the event that Landlord’s interest in the Premises passes to a Successor and such Successor is bound unto Tenant as set forth above, Landlord shall be released from all obligations to Tenant hereunder arising after the date Landlord’s interest so passes.
     19. Expansion Option. Tenant shall have first right of refusal (the “Expansion Option”) on the second floor of the Building and any other space in the Building or on the Land that is or becomes available for rent (the “Expansion Area”). If Landlord receives a bona fide offer, that Landlord is willing to accept for the lease of the Expansion Area or any portion thereof, before entering into a lease on the Expansion Area, Landlord will first offer to lease the Expansion Area to Tenant on the same terms and conditions as set forth in the bona fide offer. Tenant shall have fifteen (15) days from receipt of notice of the bona fide offer from Landlord (the “Offer Notice”) to exercise the Expansion Option and fifteen (15) days after the Tenant’s exercise of the Expansion Option to enter into a lease for the Expansion Area. In the event Tenant does not timely respond or a lease is not timely executed by Landlord and Tenant for the Expansion Area, the Expansion Option shall be deemed waived as to that bona fide offer, on the terms of the bona fide offer. Landlord may lease the Expansion Area only on the terms of the bona fide offer provided such lease is executed within ninety (90) days of the Offer Notice. If such lease is not executed within ninety (90) days, or if any change in the material terms oldie bona fide offer is contemplated, then Landlord must against submit the proposed terms to Tenant as set forth above. In the event Tenant elects to exercise the Expansion Options, Tenant shall accept the Expansion Area “AS IS” and Landlord shall have no obligation to make any alterations or complete any work on the Expansion Area, unless the terms of the bona fide offer included alterations or work on the Expansion Area, in which ease Landlord shall make alterations or complete work on the Expansion Area up to the cost in the bona fide offer.
     20. Tenant’s Property and Subordination of Landlord’s Lien. All of the Personalty shall be and remain the personal property of Tenant. Landlord expressly subordinates its statutory or common law landlord’s liens (as same may be enacted or may exist from time to time) and any and all rights granted under any present or future laws to levy or distrain for rent (whether in arrears or in advance) to the interest of any Tenant lender in the aforesaid Personalty of Tenant on the Premises and further agrees to execute any reasonable instruments evidencing such subordination, at any time or times hereafter upon Tenant’s request.
     21. Force Majeure Delays; Tenant Delays. The Commencement Date shall be extended by one day for each day of Force Majeure and each day of Tenant Delay, both as defined below. The terms “Force Majeure” and “Force Majeure Delays” mean any delay resulting from strikes, lockouts or other labor or industrial disturbance, civil disturbance, future order of any government, court or regulatory body claiming jurisdiction, act of the public enemy, war, riot, sabotage, blockade, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority or similar regulation or order of any government or regulatory body, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, unusually inclement weather, delays in obtaining permits or other governmental approvals due to no fault of Landlord or any cause whatsoever beyond the reasonable control of the party from whom performance is required, or any of such party’s contractors, subcontractors, or other representatives, whether or not similar to any of the causes hereinabove stated; provided, however, that a party’s lack of funds shall not be deemed to be a cause beyond the control of that party. As used herein, “Tenant Delays” means any delay in the completion of the Improvements resulting from any or all of the following: (1) Tenant’s failure to timely perform any of its obligations pursuant to this Section 21, including Tenant’s failure to timely grant approvals and/or make payments within the time frames described herein due to no fault of Landlord; (2) Tenant’s requested material modifications to the Plans or any Tenant-initiated Change Orders; (3) Tenant’s or its contractor’s unreasonable interference with the work of Contractor prior to the Delivery Date or (4) Change Order Delays. Any days of delay that are proximately caused by any act or omission of Landlord, its agents or contractors shall be excluded from the number of days of Tenant Delays.
     22. Expiration of Term and Holding Over. All of the Personalty shall be removable by Tenant any time prior to, or within thirty (30) days after, the expiration or earlier termination of this Lease and shall be so removed by Tenant at the request of Landlord within thirty (30) days after the expiration or termination of this Lease. In the event Tenant fails to remove any or all of its Personalty within the said thirty (30) day period, Landlord may remove such Personalty, or the balance thereof, cause such Personalty to be placed into storage and thereafter charge Tenant the cost of such removal and storage, together with interest thereon at the lesser of 18% or the maximum amount allowed by law (the “Default Rate”), which amount shall be paid before Tenant shall have access to any stored Personalty. In the event that Tenant fails to remove its Personalty from storage within one hundred eighty (180) days, Landlord may sell or otherwise dispose of such. Personalty on commercially reasonable terms without any obligation or liability to Tenant and shall any offset any amounts realized against Rent, storage fees and interest due from Tenant hereunder. Those improvements that are integrated into the physical structure of the Building, except any of Tenant’s trade fixtures, shall not be removed and shall become the property of Landlord. Tenant agrees promptly to repair any damage to the Premises occasioned by the removal of Tenant’s trade fixtures, furnishings and equipment (except for small holes caused by nails, fasteners and the like) and to surrender the Premises broom clean, in as good condition as on the date of Tenant’s opening for business therein, ordinary wear and tear, casualty and condemnation excepted. Tenant agrees that at the expiration of this Lease, it will deliver to Landlord peaceable possession of the Premises. No holding over by Tenant nor acceptance of Rent or other charges by Landlord shall operate as a renewal or extension of the Lease without the written consent of Landlord anal Tenant. If Tenant remains in possession of the Premises after the termination of this Lease and without the execution of a new lease, Tenant shall be deemed to be occupying the Premises as a tenant at sufferance at an amount equal to one hundred and ten percent (150%) of the Rent and other charges payable for the period just prior to termination of this Lease and otherwise subject to all the covenants and provisions of this Lease insofar as the same are applicable to a month-to-month tenancy.
     23. Signage. Tenant shall be permitted to have signage on the building and the monument sign as depicted on Exhibit D. All signage additional to or different from that in Exhibit D must be approved in writing by Landlord and comply with all applicable laws and ordinances. Tenant at its sole cost and expense shall be responsible for ensuring that any signage complies with all applicable laws and ordinances, Landlord’s approval shall not be unreasonably withheld.
     24. Security Deposit. Upon execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of Seven Thousand One Hundred Eighty-Six and 98/200ths Dollars ($7,186.99). The Landlord may use, apply, or retain the whole or any part of the security to the extent required for the payment of any rent, or other sum or debt as to which the Tenant is in default or for any sum which the Landlord may expend or incur by reason of the Tenant’s default in any of the terms of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiencies accrued before or after summary proceedings or other reentry by the Landlord, In the event that the Tenant shall comply with all the terms of this Lease, the security deposit shall be returned to the Tenant within ten (10) business days after the date fixed as the end of the Lease and after delivery of possession of the Premises to the Landlord. While the security deposit is in the possession of the Landlord, or its assign, the Landlord shall be entitled to intermingle such deposit with its own funds and to use such sum for such purposes as the Landlord may determine, subject to applicable law. In the event of a sale or lease of the Building of which the Premises forms a part, the

Landlord shall have the right to transfer the security to the purchaser or lessee and the Landlord shall thereupon be released from all liability for the return of such security provided such purchaser or lessee is bound to return the security deposit on the same terms as the Landlord, in which case the Tenant shall look solely to the new landlord for the return of such security. The Tenant shall not assign or encumber the money deposited as security, and neither the Landlord nor its successors or assigns shall be bound by any assignment or encumbrance.
     25. Events of Tenant’s Default. Any of the following occurrences, conditions or acts by Tenant shall constitute an “Event of Default” under this Lease:
          (a) Failure to Pay Rent; Breach. (i) Tenant’s failure to make any payment of money required by this Lease (including without limitation Rent or Operating Expenses) within ten (10) days after the same is overdue, in which event such delinquent amount shall accrue interest at the Default Rate; or (ii) Tenant’s failure to observe or perform, any other material provision of this Lease within thirty (30) days after receipt of written notice from Landlord to Tenant specifying such default and demanding that the same be cured; provided that, if such default cannot with due diligence be wholly cured within such thirty (30) day period, Tenant shall have such longer period as is reasonably necessary to cure the default, so long as Tenant proceeds promptly to commence the cure of same within such thirty (30) day period and diligently prosecutes the cure to completion.
          (b) Bankruptcy. Any petition is filed by or against Tenant under any section or chapter of the Federal Bankruptcy Code, and, in the case of a petition filed against Tenant, such petition is not dismissed within sixty (60) days after the date of such filing.
          (c) Insolvency. Tenant becomes insolvent or transfers property in fraud of creditors.
          (d) Assignment for Benefit of Creditors. Tenant makes an assignment for the benefit of creditors.
          (e) Receivership. A receiver is appointed for any of Tenant’s assets.
     26. Landlord’s Remedies. After the occurrence of an Event of Default by Tenant, Landlord shall have the right to exercise the following remedies:
          (a) Continue Lease. Landlord may, at its. option, continue this Lease in full force and effect, without terminating Tenant’s right to possession of the Premises, in which event Landlord shall have the right to collect Rent and other charges when due. In the alternative, Landlord shall have the right to peaceably re-enter the Premises, without such re-entry being deemed a termination of the Lease or an acceptance by Landlord of a surrender thereof. Landlord shall also have the right, at its option, froth time to time, without terminating this Lease, to relet the Premises, or any part thereof, with or without legal process, as the agent, and for the account, of Tenant upon such terms and conditions as Landlord may deem advisable, in which event the rents received on such reletting shall be applied (i) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Premises, reasonable and actual attorneys’ fees and any reasonable and actual real estate commissions paid, and (ii) thereafter toward payment of all sums due or to become due to Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized, in Landlord’s exercise of commercially reasonable efforts to mitigate its damages (which Landlord hereby agrees to make), then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action or actions therefor as such monthly deficiency shall arise and acme. Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Premises in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder. Landlord’s re-entry and reletting of the Premises without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth below.
          (b) Terminate Lease. Landlord, at its option, may terminate the Lease by written notice to Tenant. If Landlord terminates this Lease, Landlord may take possession of the Premises by judicial proceeding and may recover all damages allowed by state law and subject to any obligation of Landlord to mitigate as required by law.
          (c) Reimbursement of Landlord’s Costs in Exercising Remedies. Landlord may recover from Tenant, and Tenant shall pay to Landlord upon demand, as Additional Rent, such reasonable and actual expenses as Landlord may incur in enforcing the terms of this Lease and/or recovering possession of the Premises, placing the same in good order and condition and repairing or renovating the same for reletting, and all other reasonable and actual expenses, commissions and charges incurred by Landlord in exercising any remedy provided herein or as a result of any Event of Default by Tenant hereunder (including without limitation attorneys’ fees), provided that in no event shall Tenant be obligated to compensate Landlord for any speculative or consequential damages caused by Tenant’s failure to perform its obligations under this Lease.
          (d) Remedies Are Cumulative. The various rights and remedies reserved to Landlord herein are cumulative, and Landlord may pursue any and all such rights and remedies, in addition to any other rights or remedies available at law or in equity, whether at the same time or otherwise (to the extent not inconsistent with specific provisions of this Lease). Notwithstanding anything herein to the contrary, Landlord expressly waives its right to forcibly dispossess Tenant from the Premises, whether peaceably or otherwise, without judicial process, such that Landlord shall not be entitled to any “commercial lockout” or any other provisions of applicable law which permit landlords to dispossess tenants from commercial properties without the benefit of judicial review.
     27. Events of Landlord’s Default, Tenant’s Remedies. Landlord’s failure to make any payments of money due Tenant hereunder within ten (10) days after the receipt of written notice from Tenant that same is overdue (in which event the delinquent amount shall accrue interest at the Default Rate); or (b) Landlord’s failure to perform any nonmonetary obligation of Landlord hereunder within thirty (30) days after receipt of written notice from Tenant to Landlord specifying such default and demanding that the same be owed; provided that, if such default cannot with due diligence be wholly cured within such thirty (30) day period, Landlord shall have such longer period as may be reasonably necessary to cure the default, so long as Landlord proceeds promptly to commence the cure of same within such thirty (30) day period and diligently prosecutes the cure to completion shall constitute an “Event of Default.”
     Upon the occurrence of an Event of Default by Landlord, at Tenant’s option, in addition to any and all other remedies which it may have at law and/or in equity (to the extent not inconsistent with. the specific provisions of this Lease), and without its actions being deemed an election of remedies or a cure of Landlord’s default, Tenant may do all or any of the following: (i) pay or perform such obligations and offset Tenant’s reasonable and actual cost of performance, including any and all transaction costs and attorneys’ fees, plus interest at the Default Rate, against the Rent due Landlord hereunder or (ii) sue for direct (but under no circumstances special, consequential or punitive) damages, including interest, transaction costs and attorneys’ fees as specified in subsection (i) above. In no event shall Tenant have any sight to terminate this Lease as a result of an Event of Default by Landlord.
     28. Waiver. If either Landlord or Tenant fails to insist on the strict observance by the other of any provisions of this Lease, neither shall thereby be precluded from enforcing or be held to have waived any of the obligations, past, present or future, of this Lease, Either parry may accept late payment or performance by the other without waiving any Event of Default which may then have accrued.
     29. Compliance with Applicable Laws. During the Term, Tenant shall comply with all lawful requirements of the local, county and state health boards, police and fire departments, municipal and state authorities and any other governmental authorities with jurisdiction over the Premises, and of the board of fire underwriters, respecting, Tenant’s use and occupancy of the premises, provided, however that if any violation of such requirements arises from the failure of Landlord to perform maintenance or repairs required to be performed by Landlord hereunder, or from failure of the Premises to meet lawful requirements as of the Commencement Date, Landlord shall be, responsible for such compliance to the extent of such maintenance and repairs required to be performed by Landlord. In the event that Tenant, within thirty (30) prior days’ written notice (except in the case of an emergency, in which event only such notice as is reasonable under he circumstances shall be required) from Landlord or any such authority ordering performance of any such work which Tenant is required to perform in order to remain in, or come into, compliance with any such requirement, fails to perform or diligently commence performance of same with reasonable promptness, Landlord may perform said work and collect the reasonable cost thereof plus interest at the Default Rate as additional rent from Tenant with, the next installment or installments of Rent.

     30. Notices. Any notice permitted or required to be given pursuant to this Lease shall be deemed to have been given three (3) business days after mailing a written notice by certified mail, postage prepaid, return receipt requested, or one (1) business day after sending by Federal Express or other comparable overnight express courier service (with proof of receipt available), addressed to the parties as follows:

If to Landlord:	Shops at Westpark, LLC
Attn: Dwayne Pino
1501 Polo NW
Albuquerque, New Mexico 87114
Phone:

Fax:

with a copy to:	Lastrapes, Spangler & Pacheco, P.A.
333 Rio Rancho Drive NE, Suite 401
Rio Rancho, New Mexico 87124
Attention: Christopher M. Pacheco, Esq.
	Phone:	(505) 892-3607
	Fax:	(505) 892-1864

If to Tenant:

	Phone:	( )

	Fax:	( )

with a copy to:

or to such other addressees as any party hereto shall from time to time give notice to the other party in accordance with this paragraph.
     31. Brokers. Tenant and Landlord are represented in this matter by Grub & Ellis and Landlord will pay any commissions or other amounts due to Grubb & Ellis as a result of this transaction pursuant to terms of a separate agreement. Except for the aforementioned representations of Tenant and Landlord, Landlord and Tenant each warrant to the other party that no other finders or brokers have been involved with the introduction of Landlord and Tenant and/or the lease of the Premises and no other party is entitled to any commission as a result of the transaction contemplated herein. In the event of a breach of the foregoing warranties, the breaching party agrees to save, defend, indemnify and hold harmless the non-breaching party from and against any claims, losses, damages, liabilities and expenses, including but not limited to attorneys’ fees, The obligations of this Section shall survive the termination of this Lease.
     32. Miscellaneous.

          (a) Headings and Gender. All paragraph headings, titles or captions contained in this Lease are for convenience only and shall not be deemed a part of this Lease and shall not in any way limit or amplify the terms and provisions of this Lease. The masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires or indicates.
          (b) Construction. The parties hereto agree that all the provisions hereof are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof.
          (c) Relationship of Landlord-Tenant. Nothing contained in this Lease shall be deemed by the parties hereto or by any third person to create the relationship of principal and agent, partnership, joint venture, or any other association between Landlord and Tenant other than landlord-tenant relationship described herein.
          (d) Entire Agreement; Merger. This Lease, including all exhibits hereto (which are hereby incorporated herein by reference for all purposes), contains the full and final agreement of every kind and nature whatsoever between the parties hereto concerning the subject matter of this Lease, and all preliminary negotiations and agreements of whatsoever kind or nature between Landlord and Tenant are merged herein. This Lease cannot be changed or modified in any manner other than by a written amendment or modification executed by Landlord and Tenant.
          (e) Attorneys’ Fees. In the event either party shall be required to commence or defend any action or proceeding against any other party by reason of any breach or claimed breach of any provision of this Lease, to commence or defend any action or proceeding in any way connected with this Lease or to seek a judicial declaration of rights under this Lease, the party prevailing in such action or proceeding shall be entitled to recover from or to be reimbursed by the other party for the prevailing party’s reasonable and actual attorneys’ fees and costs through all levels of proceedings.
          (f) Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall be deemed invalid or unenforceable, the remainder of this Lease and its application to other persons or circumstances shall not be affected by such partial invalidity but shall be enforced to the fullest extent permitted by law as though such invalid or unenforceable provision was never a part hereof.
          (g) Consents. Any consent or approval granted by either party hereunder shall be deemed a consent only as to the matter on which such consent was requested and shall not waive the consenting party’s right to give or withhold consent to any subsequent matter.
          (h) Holidays. If the day on which rent or any other payment due hereunder is payable, or the final day for curing a default, falls on a Saturday or Sunday or on a legal holiday, it shall be payable or curable on the following business day.

          (i) Applicable Law. This Lease shall be construed in accordance with the laws of the State of New Mexico, and the parties agree that jurisdiction for all actions hereunder shall lie therein.
          (j) Successors and Assigns. All rights, obligations and liabilities herein given to or imposed upon any party hereto shall extent to the permitted successors and assigns of such party, except as otherwise expressly provided in this Lease.
          (k) Counterparts. This Lease may be executed in one or more identical counterparts, and as so executed by all parties hereto shall constitute a single instrument for purposes of the effectiveness of this Lease.
          (l) Trademarks and Trade Names. All trademarks, trade names, service marks, signs and all other marks of identification used by Tenant in its business shall at all times remain the exclusive property of Tenant, and Landlord shall have no right, interest in, or title to any of Tenant’s trademarks, trade names, service marks, signs or other marks of identification. All trademarks, trade names, service marks, signs and all other marks of identification used by Landlord in its business shall at all times remain the exclusive property of Landlord, and Tenant shall have no right, interest in, or title to any of Landlord’s trademarks, trade names, service marks, signs or other marks of identification.
     33. Early Termination. Provided that Tenant is not in default hereunder, following the end of the thirtieth (30th) full month of the Term and upon payment of the Termination Fee (defined below), Tenant shall have the option, upon one hundred eighty (180) days prior written notice to Landlord, to terminate this Lease. The “Termination Fee” shall be an amount equal to (i) two months Base Rent; (ii) the unamortized Tenant’s Work Improvement Allowance and Additional Tenant’s Work Improvement Allowance and (iii) the unamortized broker’s commission. Any termination under this Paragraph 34 shall not be effective and this Lease shall remain in full force and effect until Landlord receives the applicable Termination Fee.
     34. Survival. All indemnification obligations set forth in this Lease shall survive any expiration or termination of this Lease.
     WITNESS the following signatures:

LANDLORD The Shops at Westpark, LLC
By:	/s/Dwayne Pino
Dwayne Pino, manager

TENANT Novint Technologies, Inc.
By:	/s/Tom Anderson
Tom Anderson, President

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